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                                   EXHIBIT 21

             SUBSIDIARIES OF PROFESSIONAL VETERINARY PRODUCTS, LTD.

  Name                               State of Incorporation
  ----                               ----------------------

  Exact Logistics, LLC               Nebraska

  ProConn, LLC                       Nebraska